Exhibit 16.1

June 18, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of Item 4.01 of Form 8-K/A filed by Bioneutral Group, Inc. on June 18, 2010. We agree with the statements made in that item insofar as they relate to our Firm.

Very truly yours,

/s/ BARTOLOMEI PUCCIARELLI, LLC

Bartolomei Pucciarelli, LLC